KPMG LLP Suite 500 191 West Nationwide Blvd. Columbus, OH 43215-2568

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-282688) on Form N-2 of our report dated August 29, 2025, with respect to the financial statements and financial highlights of RiverNorth/DoubleLine Strategic Opportunity Fund, Inc.

Columbus, Ohio
September 5, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.